Exhibit 10.1

EXECUTION COPY

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 22, 2012

among

ENNIS, INC.

as the Parent,

EACH OF THE OTHER CO-BORROWERS PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and

L/C Issuer,

REGIONS BANK,

as Syndication Agent,

COMERICA BANK,

as Documentation Agent,

and

The Other Lenders Party Hereto

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”), dated as of February 22, 2012, is entered into among ENNIS, INC., a Texas corporation (the “Parent”), each of the other parties listed under the heading “Co-Borrowers” on the signature pages hereto (individually with the Parent referred to herein as a “Co-Borrower” and collectively with the Parent, called the “Co-Borrowers”), the lenders listed on the signature pages hereto (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

BACKGROUND

A. The Co-Borrowers, certain of the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of August 18, 2009, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement, dated as of August 16, 2011 (said Credit Agreement, as amended, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B. The Borrower has requested certain amendments to the Credit Agreement.

C. The Lenders and the Administrative Agent hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Co-Borrowers, the Lenders and the Administrative Agent covenant and agree as follows:

1.	AMENDMENT.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms thereto in proper alphabetical order:

“Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit Agreement, dated as of February 21, 2012, among the Co-Borrowers, the Lenders and the Administrative Agent.

“Second Amendment Effective Date” means the date that all conditions to the effectiveness of the Second Amendment are satisfied.

(b) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Total Leverage Ratio	Commitment Fee	Eurodollar Rate Letters of Credit	Base Rate
1	≤ 0.50:1	0.20%	1.00%	0.00%
2	> 0.50:1 but ≤ 1.00:1	0.20%	1.25%	0.00%
3	> 1.00:1 but ≤ 1.50:1	0.25%	1.50%	0.00%
4	> 1.50:1 but ≤ 2.00:1	0.25%	1.75%	0.25%
5	> 2.00:1 but ≤ 2.50:1	0.30%	2.00%	0.25%
6	> 2.50:1	0.30%	2.25%	0.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders and after three days notice to the Co-Borrowers, Pricing Level 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Second Amendment Effective Date through the date that the Compliance Certificate for the Fiscal Year ending February 29, 2012 is delivered pursuant to Section 6.02(a) shall be determined based upon Pricing Level 3.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(c) The definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.75%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the

Federal Funds Rate, the Prime Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Federal Funds Rate, the Prime Rate or the Eurodollar Rate, respectively.

(d) The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Maturity Date” means August 18, 2016; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(e) Section 1.03(b) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

For purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or a capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 840) issued August 17, 2010, or any successor proposal.

(f) Section 7.01 of the Credit Agreement is hereby amended to read as follows:

7.01 Debt. Create, incur, assume or suffer to exist any Debt, except:

(a) Obligations under this Agreement and the other Loan Documents;

(b) Debt secured by Liens permitted by Sections 7.02(d), 7.02(h) and 7.02(j), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $25,000,000;

(c) Debt of a Co-Borrower to any domestic Wholly-Owned Subsidiary or Debt of any Wholly-Owned Subsidiary to a Co-Borrower or to a domestic Wholly-Owned Subsidiary; provided that such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and pledged and delivered to the Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of the Co-Borrowers hereunder in a manner reasonably satisfactory to the Administrative Agent;

(d) Subordinated Debt;

(e) Hedging Obligations approved by Administrative Agent and incurred in favor of a Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(f) Debt described on Schedule 7.01 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(g) Debt in respect of secured obligations pursuant to one or more Factoring Facilities, not to exceed $30,000,000 in the aggregate amount at any one time outstanding;

(h) Debt assumed in connection with Acquisitions permitted under Section 7.05 not to exceed $15,000,000 at any time outstanding;

(i) Debt consisting of seller financing incurred in connection with Acquisitions permitted under Section 7.05 not to exceed $15,000,000 at any time outstanding;

(j) Debt incurred by a Co-Borrower or any Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of such Co-Borrower or any such Subsidiary pursuant to such agreements;

(k) guaranties by any Co-Borrower or any Subsidiary of Debt of any other Co-Borrower or any Subsidiary with respect to, in each case, Debt otherwise permitted to be incurred pursuant to this Section 7.01; and

(l) so long as there exists no Default before and immediately after giving effect to the incurrence of any such Debt, other unsecured Debt, in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $25,000,000.

(g) Section 7.03 of the Credit Agreement is hereby amended to read as follows:

7.03 Restricted Payments. (a) Unless both before and after giving effect thereto no Default or Event of Default would result therefrom (determined, in the case of the financial covenants under Section 7.13, as if such distribution had been made on the last day of the then-ending or most recently ended fiscal quarter of the Parent), make any distribution to any holder of its Capital Securities, (b) unless both before and after giving effect thereto no Default or Event of Default would result therefrom (determined, in the case of the financial covenants under Section 7.13, as if such purchase or redemption had been made on the last day of the then-ending or most recently ended Fiscal Quarter of the Parent) purchase or redeem any of its Capital Securities (excluding the repurchase of Capital Securities pursuant to and in accordance with the provisions of any existing employee stock option or benefit plan) in an aggregate amount in excess of $10,000,000 during any Fiscal Year; provided, however, any portion of such $10,000,000 amount not purchased or redeemed in any Fiscal Year, may be carried over for purchase or redemption in successive Fiscal Years, provided in no event shall such purchases or redemptions exceed $20,000,000 in aggregate amount during any Fiscal Year, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof (but excluding compensation paid to employees who are holders of its Capital Securities which compensation is reasonable and customary or has been approved by the Compensation Committee of the Board of Directors of the Parent), (d) make any redemption, prepayment, defeasance, repurchase or any other payment (subject to the immediately following sentence) in respect of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to a Co-Borrower or to a domestic Wholly-Owned Subsidiary; and (ii) the Co-Borrowers may make regularly scheduled payments in respect of Subordinated Debt to the extent permitted under the subordination provisions thereof.

(h) Section 7.04(c)(iv) of the Credit Agreement is hereby amended to read as follows:

(iv) any Acquisition by a Co-Borrower or any domestic Wholly-Owned Subsidiary where:

(A) the business or division acquired are for use, or the Person acquired is engaged, in businesses permitted by Section 7.09 hereof;

(B) immediately before and after giving effect to such Acquisition, no Default or Event of Default shall exist;

(C) (i) the entire consideration to be paid by such Co-Borrower or such Subsidiary is comprised of common stock issued by the Parent or (ii) the aggregate consideration to be paid by such Co-Borrower or such Subsidiary (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP, but not including any common stock issued by the Parent as part of the consideration thereof, for which the limitations set forth in this Section 7.04(iv)(C) shall not apply) in connection with such Acquisition (or any series of related Acquisitions) is less than $25,000,000;

(D) immediately after giving effect to such Acquisition, the Co-Borrowers is in pro forma compliance with all the financial ratios and restrictions set forth in Section 7.13;

(E) in the case of the Acquisition of any Person, the Board of Directors or similar governing body of such Person has approved such Acquisition;

(F) within sixty (60) days following the consummation of such Acquisition, the Administrative Agent shall have received complete execution or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and, except in connection with Liens which continue pursuant to applicable exceptions set forth in clauses (a) through (i) of Section 7.02 lien release letters and other documents as the Administrative Agent may require to evidence the termination of Liens on the assets or business acquired or to be acquired;

(G) within sixty (60) days following the consummation of such Acquisition, the Administrative Agent shall have received an acquisition summary with respect to the Person and/or business or division acquired or to be acquired, such summary to include a reasonably detailed description thereof

(including financial information) and operating results (including financial statements for the most recent 12-month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and the Co-Borrowers’ calculation of pro forma EBITDA relating thereto;

(H) within sixty (60) days following the consummation of such Acquisition if required by the Administrative Agent, (1) opinions of counsel for the Co-Borrowers in favor of the Administrative Agent and the Lenders as to the enforceability of such collateral assignment of rights and indemnities under the related Acquisition documents, and (2) to the extent an opinion of counsel to the selling party is delivered in connection with such Acquisition, permission for the Administrative Agent and the Lenders to rely on such opinion; and

(I) the provisions of Section 6.09 have been satisfied and, to the extent a Foreign Subsidiary is acquired or created by such Acquisition, the Co-Borrowers Investment in such Foreign Subsidiary is permitted by Section 7.10(h).

(i) Section 7.10(j) of the Credit Agreement is hereby amended to read as follows:

(j) Investments not otherwise permitted pursuant to clauses (a) through (i) above, not to exceed $3,500,000 in aggregate amount outstanding at any time.

(j) Section 8.01(b) of the Credit Agreement is hereby amended to read as follows:

(b) Non-Payment of Other Debt. Any default, event or condition shall occur under the terms applicable to any Debt of any Co-Borrower or any Subsidiary in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $1,000,000 and such default, event or condition shall (a) continue beyond any applicable notice and cure periods, (b) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (c) result in the acceleration of the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Co-Borrower or Subsidiary to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity; or

(k) Section 8.01(i) of the Credit Agreement is hereby amended to read as follows:

(i) Judgments. Final judgments which exceed an aggregate of $5,000,000 shall be rendered against any Co-Borrower or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments; or

(l) Exhibit D, the Compliance Certificate, is hereby amended to be in the form of Exhibit D attached to this Second Amendment.

2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, each of the Co-Borrowers represents and warrants that, as of the date hereof:

(a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c) (i) each of the Co-Borrowers has full power and authority to execute and deliver this Second Amendment, (ii) this Second Amendment has been duly executed and delivered by each of the Co-Borrowers, and (iii) this Second Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of each of the Co-Borrowers, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d) neither the execution, delivery and performance of this Second Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any law, rule or regulation or any charter, by-laws or other organizational documents of any of the Co-Borrowers, or any indenture, agreement or other instrument to which any of the Co-Borrowers or any of their properties are subject; and

(e) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not previously obtained is required for the execution, delivery or performance by each of the Co-Borrowers of this Second Amendment.

3. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall be effective upon satisfaction or completion of the following:

(a) the Administrative Agent shall have received counterparts of this Second Amendment executed by the Required Lenders;

(b) the Administrative Agent shall have received counterparts of this Second Amendment executed by each of the Co-Borrowers;

(c) the Administrative Agent shall have received from the Parent in immediately available funds for the account of each Lender the fees agreed to be paid by the Co-Borrowers in connection with this Second Amendment;

(d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, certified copies of the resolutions or consents of the Board of Directors (or other governing body) of the Co-Borrowers authorizing the execution, delivery and performance of this Second Amendment; and

(e) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

4. REFERENCE TO THE CREDIT AGREEMENT.

(a) Upon the effectiveness of this Second Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b) The Credit Agreement, as amended by the amendment referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

5. COSTS, EXPENSES AND TAXES. The Company agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

6. EXECUTION IN COUNTERPARTS. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Second Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

7. GOVERNING LAW; BINDING EFFECT. This Second Amendment shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to agreements made and to be performed entirely within such state without regard to conflict of laws principle, and shall be binding upon the Lenders and the parties hereto and their respective successors and assigns.

8. HEADINGS. Section headings in this Second Amendment are included herein for convenience of reference only and shall not constitute a part of this Second Amendment for any other purpose.

9. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS SECOND AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT

ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

The parties hereto have caused this Second Amendment to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

CO-BORROWERS:

Ennis, Inc.

By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr. Vice President and Chief Financial Officer

Ennis Business Forms of Kansas, Inc.

Connolly Tool and Machine Company

Admore, Inc.

PFC Products, Inc.

Ennis Acquisitions, Inc.

Northstar Computer Forms, Inc.

General Financial Supply, Inc.

Calibrated Forms Co. Inc.

Crabar/GBF, Inc.

Royal Business Forms Inc.

Alstyle Apparel LLC

A and G, Inc.

Alstyle Ensenada LLC

Alstyle Hermosilla LLC

Diaco USA, LLC

Tennessee Business Forms Company

TBF Realty, LLC

Block Graphics, Inc.

Specialized Printed Forms, Inc.

B&D Litho of Arizona, Inc.

Skyline Business Forms, Inc.

Skyline Business Properties LLC

SPF Realty, LLC

Printgraphics, LLC

By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr. Vice President of each

Second Amendment to Second Amended and Restated Credit Agreement – Signature Page

American Forms I, L.P. Adams McClure I, L.P. Texas EBF, L.P. Ennis Sales, L.P. Ennis Management, L.P.

By:	Ennis, Inc., the sole general partner of each

By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr. Vice President and Chief Financial Officer

Second Amendment to Second Amended and Restated Credit Agreement – Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthony W. Kell
Title:	AVP

Second Amendment to Second Amended and Restated Credit Agreement – Signature Page

BANK OF AMERICA, N.A., as a Lender, as L/C Issuer and as Swing Line Lender

By:	/s/ Jennifer Yan
Title:	SVP

Second Amendment to Second Amended and Restated Credit Agreement – Signature Page

COMERICA BANK, as a Lender

By:	/s/ Kelly Cowherd
Title:	VP

Second Amendment to Second Amended and Restated Credit Agreement – Signature Page

REGIONS BANK, as Syndication Agent and a Lender

By:	/s/ Rick Prewitt
Title:	VP

Second Amendment to Second Amended and Restated Credit Agreement – Signature Page

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Allen K. King
Title:	SVP

Second Amendment to Second Amended and Restated Credit Agreement – Signature Page

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                    ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of August 18, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Ennis, Inc., a Texas corporation (the “Parent”), the other Co-Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                     of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Parent and each other Co-Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Co-Borrowers have delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the financial statements required by Section 6.01(b) of the Agreement for the Fiscal Quarter of the Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent and its Subsidiaries during the accounting period covered by such financial statements.

3. A review of the activities of the Parent and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Co-Borrowers performed and observed all their Obligations under the Loan Documents, and

Form of Compliance Certificate

[SELECT ONE:]

[to the best knowledge of the undersigned, during such fiscal period the Co-Borrowers performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—OR—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of the Co-Borrowers contained in Article V of the Agreement, and any representations and warranties of any Co-Borrower or Subsidiary that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.04 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,         .

ENNIS, INC.

By:

Name:

Title:

Form of Compliance Certificate

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

For the Quarter/Year ended                                                 (“Statement Date”)

I.	Section 7.01(b) – Indebtedness.

	A. Debt secured by Liens permitted by Sections 7.02(d), 7.02(h) and 7.02(j):	$

	B. Maximum aggregate amount at any time outstanding:		$25,000,000

II.	Section 7.01(g) – Indebtedness.

	A. Amount of secured obligations outstanding under and pursuant to one or more Factoring Facilities	$

	B. Maximum aggregate amount at any one time outstanding:		$30,000,000

III.	Section 7.01(h) – Indebtedness.

	A. Debt assumed in connection with Acquisitions permitted under Section 7.05:	$

	B. Maximum amount at any time outstanding:		$15,000,000

IV.	Section 7.01(i) – Indebtedness.

	A. Debt consisting of seller financing incurred in connection with Acquisitions permitted under Section 7.05	$

	B. Maximum amount at any time outstanding:		$15,000,000

V.	Section 7.01(l) – Indebtedness.

	A. Unsecured Debt, other than Debt otherwise permitted under Section 7.01:	$

	B. Maximum amount at any date outstanding:		$25,000,000

VI.	Section 7.10(j) – Investments.

	A. Aggregate amount of Investments made by a Co-Borrower or a Subsidiary not otherwise permitted pursuant to clauses (a) through (i) of Section 7.10:	$

	B. Maximum aggregate amount at any one time outstanding:		$3,500,000

VII.	Section 7.13(a) – Fixed Charge Coverage Ratio.

A. EBITDA for the period of four consecutive Fiscal Quarters ending on the Statement Date:

	1. Consolidated Net Income:	$

2. Without duplication and to the extent deducted in calculating such Consolidated Net Income:

Form of Compliance Certificate

		a. Interest Expense	$

		b. income tax expense	$

		c. depreciation and amortization	$

		d. non-cash charges related to the impairment of goodwill and other intangibles	$

e.      transaction expenses incurred in such period in connection with the transactions contemplated by the Credit Agreement and the other Loan Documents (not to exceed $1,000,000 in aggregate amount for all periods)

$

		f. any non-cash items of income	$

	3.	Total EBITDA (Lines VII.A.1. + 2.a. + 2.b. + 2.c. + 2.d. + 2.e. – 2.f.)	$

	4.	Income taxes paid in cash by the Parent and its Subsidiaries	$

	5.	Unfinanced Capital Expenditures (excluding Capital Expenditures related to the Mexican Expansion in an aggregate amount not to exceed $45,000,000)	$

	6.	Total (Line 3 – [Line 4 + 5])	$

B.	Cash Interest Expense		$

C.	Required payments of principal of Funded Debt (excluding the Revolving Loans, Hedging Obligations and contingent obligations in respect of letters of credit)		$

D.	Amount equal to the advances, dividends and distributions (other than non-cash distributions of equity securities of the Parent and distributions on equity securities of the Parent to the extent included in the calculation of Consolidated Net Income), and redemptions and repurchases of equity securities of the Parent (to the extent otherwise permitted herein) made by the Parent to holders of its Capital Securities		$

E.	Fixed Charge Coverage Ratio (Line 6 ÷ [Line B + C + D])			to 1.00

F.	Maximum Fixed Charge Ratio:			1.25 to 1.00

Form of Compliance Certificate

VIII.	Section 7.13(b) – Total Leverage Ratio.

	A.	Total Funded Debt as of the Statement Date:

		1.	All Debt of the Parent and its Subsidiaries, determined on a consolidated basis, excluding:	$

			a. Contingent obligations in respect of Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of Debt of a Person other than any Co-Borrower or any Subsidiary):	$

			b. Hedging Obligations:	$

			c. Debt of a Co-Borrower to Subsidiaries and Debt of Subsidiaries to a Co-Borrower or to other Subsidiaries:	$

		2.	Total Funded Debt (Lines VIII.A.1. – 1.a. – 1.b. – 1.c.):	$

	B.	EBITDA for the period of four consecutive Fiscal Quarters ending on such date (Line VII.A.3.):

	C.	Leverage Ratio (Line VIII.A.2 ÷ Line VIII.B.):			to 1.00

	D.	Maximum Leverage Ratio:			3.00 to 1.00

IX.	Section 7.13(c) – Consolidated Tangible Net Worth.

	A.	Actual Consolidated Tangible Net Worth at the Statement Date:

		1.	Total amount of all consolidated assets that, in accordance with GAAP, are properly shown as such on the consolidated balance sheet of the Parent and Subsidiaries as at the end of such Fiscal Quarter, prepared in accordance with GAAP (with Inventory being valued at the lower of cost or market value), after deducting all proper reserves (including reserves for depreciation and amortization):	$

		2.	Total amount of all consolidated liabilities of the Parent and its Subsidiaries that, in accordance with GAAP, are properly shown as such on such balance sheet:	$

		3.	Total amount of all assets of the Parent and its Subsidiaries that are considered to be intangible assets (including goodwill) in accordance with GAAP:	$

		4.	Consolidated Tangible Net Worth (Lines IX.A.1. - IX.A.2 - IX.A.3):	$

Form of Compliance Certificate

	B.	25% of Consolidated Net Income as of the most recently ended Fiscal Quarter (commencing with the Fiscal Quarter ending August 31, 2009) (Line VII.A.1 x 25%):	$

	C.	Minimum Required (Line IX.B. + $90,000,000)	$

X.	Section 7.13(d) – Consolidated Assets Owned by Foreign Subsidiaries.

	A.	Amount of consolidated assets that, in accordance with GAAP, are properly shown as such on the consolidated balance sheet of the Parent and its Subsidiaries, as owned by Foreign Subsidiaries:	$

	B.	Total amount of consolidated assets of the Parent and its Subsidiaries:	$

	C.	Line X.A. ÷ Line X.B:		%

	D.	Maximum:		30%

Form of Compliance Certificate